As filed with the Securities and Exchange Commission on September 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3391143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California 90025

(310) 405-8900

(Address, including zip code, of Registrant’s Principal Executive Offices)

CB Richard Ellis Group, Inc. 2004 Stock Incentive Plan, as amended

(Full title of the plan)

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

CB Richard Ellis Group, Inc.

11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California 90025

(310) 405-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

(650) 251-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A common stock, par value $0.01 per share	10,000,000 shares	$11.26	$112,600,000.00	$6,284.00
(1)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction.
(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on September 1, 2009, which was $11.26.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

We are filing this Registration Statement in accordance with General Instruction E of Form S-8 for the purpose of registering an additional 10,000,000 shares of our Class A common stock, par value $0.01 per share, for issuance under our CB Richard Ellis Group, Inc. Second Amended and Restated 2004 Stock Incentive Plan, as amended (the “Plan”).

The contents of our previously filed Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2004 (File No. 333-116398) relating to the Plan is hereby incorporated by reference into this Registration Statement in accordance with General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by CB Richard Ellis Group, Inc. (the “Company”), are incorporated by reference in this Registration Statement:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 2, 2009;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since March 2, 2009;

(3) The description of the Company’s Class A common stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto.

All reports and other documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damage for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Delaware corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Delaware corporation or is or was serving at its request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Delaware corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Delaware corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

The Company’s certificate of incorporation includes a provision that limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL. The certificate of incorporation also provides that the Company must indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company may additionally indemnify its agents and employees to the fullest extent permitted by Delaware law, but if such agent or employee is serving at another entity at the request of the Company’s board of directors, then it must indemnify such agent or employee. These indemnification provisions are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc., dated June 2, 2008 (incorporated by reference to Exhibit 10.1 of the CB Richard Ellis Group, Inc. Form 8-K filed with the SEC on June 6, 2008)

4.2	Amendment No. 1 to the Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc., dated December 3, 2008 (incorporated by reference to Exhibit 10.3 of the CB Richard Ellis Group, Inc. Form 10-Q filed with the SEC on May 11, 2009)

5.1	Opinion of Simpson Thacher & Bartlett LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP *

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)*

24	Powers of Attorney (included on signature page)

*	Filed herewith

Item 9. Undertakings.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on September 4, 2009.

CB RICHARD ELLIS GROUP, INC.

By:	/s/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	Chief Financial Officer and Group President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brett White and Robert E. Sulentic, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the date indicated.

Name	Title	Date

/S/ BRETT WHITE Brett White	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2009

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)	September 4, 2009

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)	September 4, 2009

/S/ RICHARD C. BLUM Richard C. Blum	Director	September 4, 2009

/S/ CURTIS F. FEENY Curtis F. Feeny	Director	September 4, 2009

/S/ BRADFORD M. FREEMAN Bradford M. Freeman	Director	September 4, 2009

/S/ MICHAEL KANTOR Michael Kantor	Director	September 4, 2009

/S/ FREDERIC V. MALEK Frederic V. Malek	Director	September 4, 2009

/S/ JANE J. SU Jane J. Su	Director	September 4, 2009

/S/ GARY L. WILSON Gary L. Wilson	Director	September 4, 2009

/S/ RAY WIRTA Ray Wirta	Director	September 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc., dated June 2, 2008 (incorporated by reference to Exhibit 10.1 of the CB Richard Ellis Group, Inc. Form 8-K filed with the SEC on June 6, 2008)

4.2	Amendment No. 1 to the Second Amended and Restated 2004 Stock Incentive Plan of CB Richard Ellis Group, Inc., dated December 3, 2008 (incorporated by reference to Exhibit 10.3 of the CB Richard Ellis Group, Inc. Form 10-Q filed with the SEC on May 11, 2009)

5.1	Opinion of Simpson Thacher & Bartlett LLP, regarding legality of securities being registered*

23.1	Consent of KPMG LLP *

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)*

24	Powers of Attorney (included on signature page)

*	Filed herewith